Exhibit 10.11

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT (this “Agreement”) made as of this 14th day of February, 2007 for the benefit of TransTech Services Partners Inc., a Delaware corporation (the “Company”), having its principal place of business at 445 Fifth Avenue, Suite 30H, New York, New York, and by the person or entity listed on the signature page hereto under the heading “Subscriber” (the “Subscriber”).

WHEREAS, the Company and the Subscriber entered into a Subscription Agreement (the “Original Subscription Agreement”), dated as of September 18, 2006, pursuant to which the Subscribers agreed to purchase Units (as defined in the Original Subscription Agreement) of the Company;

WHEREAS, the parties intend this Agreement to modify, amend and supersede to Original Subscription Agreement;

WHEREAS, the Company desires to sell an aggregate of 1,025,000 warrants (the “Warrants”) to purchase 1,025,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), for a purchase price of $1.20 per Warrant (i.e., an aggregate purchase price of $1,230,000); and

WHEREAS, the offer and sale of the Warrants (the “Offering”) are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and the Subscriber do hereby agree as follows

1.  Agreement to Subscribe

1.1  Purchase and Issuance of the Warrants. The Subscriber is hereby subscribing for the number of Warrants indicated on the signature page hereto by the caption, “Number of Warrants Being Subscribed” (the "Subscriber's Warrants"), which Subscriber’s Warrants will be issued to the Subscriber, or his affiliates or designees. The aggregate purchase price for the Subscriber’s Warrants (the “Purchase Price”) is indicated on the signature page hereto by the caption, “Purchase Price”.

1.2  Delivery of the Purchase Price. Upon execution of this Agreement, the Subscriber is hereby bound to fulfill his or its obligations hereunder and hereby irrevocably commits to deliver to the Company on the date of Closing (as hereinafter defined) the Purchase Price by bank check, wire transfer or such other form of payment as shall be acceptable to the Company, in its sole and absolute discretion, at the Closing. Any such check delivered to the Company shall be made payable to the order of "TransTech Services Partners Inc.” The Company shall deposit the Purchase Price into the trust account described in the registration statement (and any amendment thereto) (the “Registration Statement”) filed with the SEC relating to the Company’s proposed initial public offering of up to 5,175,000 units of Common Stock and the Warrants (the "IPO"). Subject to Section 5, the certificates for the Warrants comprising the Subscriber’s Warrants shall be delivered to the Purchaser promptly following the Closing.

1.3  Closing. The closing of the Offering (the "Closing") shall take place at the offices of the Company prior to the effective date of the IPO.

2.  Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1  No Government Recommendation or Approval. The Subscriber understands that no U.S. federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or the Offering of the Warrants.

2.2  Investment Representations. The Subscriber is purchasing the Warrants for its or his own account without a view to any distribution thereof in violation of the Securities Act. The Subscriber represents that it (he) (i) is an “Accredited Investor” as that term is defined under Rule 501 under the Securities Act; (ii) has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Warrants, the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Warrants, the “Securities”), or any part thereof; (iii) has sufficient knowledge and experience in business matters to evaluate the merits and risks of the investment; (iv) has no need for liquidity of its or his investment and (v) would be able to bear the economic risk of a complete loss of its or his proposed investment hereunder. The Subscriber acknowledges that none of the Securities have been registered by the Company under the Securities Act and agrees that the Securities may only be transferred if registered under the Securities Act or pursuant to an exemption from such registration requirements. The Subscriber understands that Rule 144 promulgated under the Securities Act is not presently available with respect to the Securities.

The Subscriber acknowledges, agrees and covenants that it (he) will not engage in hedging transactions with regard to the Securities, unless in compliance with the Securities Act. The Subscriber agrees that if any transfer of the Warrants or any interest therein is proposed to be made, as a condition precedent to such transfer, the Subscriber may be required to deliver to the Company an opinion of a counsel satisfactory to the Company.

2.3  Independent Investigation. The Subscriber, in making the decision to purchase the Warrants, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Warrants and has had full access to such other information concerning the Company as the Subscriber has requested.

2.4  Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable against the Subscriber in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party.

2.5  No Legal Advice from Company. The Subscriber acknowledges that he or it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber's own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.6  Reliance on Representations and Warranties. The Subscriber understands that the Warrants are being offered and sold to the Subscriber in reliance on specific provisions of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.7  No Advertisements. The undersigned is not subscribing for the Warrants as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.8  Legend. The Subscriber acknowledges and agrees that the Warrants, and when issued the Warrant Shares, shall bear restricted legends (the "Legends"), in the form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), or (iii) pursuant to any other exemption from the registration requirements of the Securities Act.

3.  Representations and Warranties of the Company

The Company represents and warrants to the Subscriber that:

3.1  Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 20,918,920 shares of Common Stock and 1,000,000 shares of preferred stock. As of the date hereof, the Company has 1,125,000 shares of Common Stock after giving effect to the Company’s 3 for 4 reverse stock split and its 0.972973 for 1 reverse stock split and no shares of preferred stock issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2  Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3  Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4  No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company's Third Amended and Restated Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

4.  Legends; Denominations

4.1  Legends. The Company will issue the Warrants, and when issued the Warrant Shares, purchased by the Subscriber in the name of the Subscriber and in such denominations to be specified by the Subscriber prior to the Closing. The Securities will bear the following Legends and appropriate "stop transfer" instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THESE SECURITIES ARE SUBJECT TO A LOCK UP AGREEMENT, WHICH IS FILED WITH THE COMPANY’S CORPORATE BOOKS AND RECORDS.

4.2  Subscriber's Compliance. Nothing in this Section 4 shall affect in any way the Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

4.3  Company’s Refusal to Register Transfer of Securities. The Company shall refuse to register any transfer of the Securities, not made in accordance with (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

5.  Lock up.

The Subscriber shall, as specified in a Letter Agreement which the Company, Cowen and Company, LLC and Maxim Group LLC will enter into with the Subscriber, lock up the Subscriber’s Warrants for a period commencing on the date of the Letter Agreement and ending on the earlier of (i) the consummation of a Business Combination or (ii) the Company’s dissolution and liquidation. As used herein, a “Business Combination” shall mean any acquisition by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination consummated by the Company with one or more small- to mid-market U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services (ITES), Business Process Outsourcing (BPO) and/or Knowledge Process Outsourcing (KPO), whose operations are particularly suitable for operational and productivity improvements, which would include leveraging delivery centers located in offshore countries such as India (as described more fully in the Registration Statement).

6.  Waiver of Liquidation Distributions.

In connection with the Subscriber’s Warrants purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company's failure to timely complete a Business Combination. For purposes of clarity, in the event the Subscriber purchases shares of Common Stock in the IPO or in the aftermarket such shares shall be eligible to receive any liquidating distributions by the Company. The Subscriber shall have no conversion rights (as described in the Registration Statement) in connection with a Business Combination.

7.  Rescission Right Waiver and Indemnification

7.1  The Subscriber understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Warrants. In this regard, if the offering of the units in the Company’s initial public offering were deemed to be a general solicitation with respect to the Subscriber’s Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, the Subscriber may have a right to rescind its purchases of the Subscriber’s Warrants. In order to facilitate the completion of the placement contemplated hereby and in order to protect the Company, its stockholders and the trust account described in the Registration Statement from claims that may adversely affect the Company or the interests of its stockholders, the Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Warrants. The Subscriber acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Warrants to the Subscriber. The Subscriber agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

7.2  The Subscriber agrees not to seek recourse against the trust account described in the Registration Statement for any reason whatsoever in connection with its purchase of the Warrants or any Claim that may arise now or in the future.

7.3  The Subscriber acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

7.4  The Subscriber agrees that to the extent any waiver of rights under this Section 7 is ineffective as a matter of law, the Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

8.  Registration Rights.

The Subscriber shall have registration rights with respect to the Securities pursuant to the terms of a Registration Rights Agreement to be entered into among the Company and certain of its security holders (including the Subscriber).

9.  Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof. The Subscriber irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United District Court for the Southern District of New York. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10.  Assignment; Entire Agreement; Amendment

10.1  Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Subscriber to a person agreeing to be bound by the terms hereof.

10.2  Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3  Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

10.4  Binding Upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11.  Notices; Indemnity

11.1  Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail.

11.2  Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such party's breach of any representation, warranty, covenant or agreement in this Agreement.

12.  Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

13.  Survival; Severability

13.1  Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

13.2  Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14.  Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Name of the Subscriber: TSP Ltd.

Number of Warrants Being Subscribed: 1,025,000

Aggregate Purchase Price: U.S. $1,230,000

Date of Subscription: _______________, 2007

Place of Residency and/or Principal Place of Business:

c/o Canon’s Court
22 Victoria Street
Hamilton HM12 Bermuda
Telephone:_________________________
Fax:_______________________________

This subscription is accepted by the Company on the 14th day of February, 2007.

TRANSTECH SERVICES PARTNERS INC.

By:	/s/ Suresh Rajpal
Name: Suresh Rajpal Title: Chief Executive Officer

SUBSCRIBER: TSP Ltd.

By:	/s/ LM Singh
Name: LM Singh
Title: Vice President and Director